                                                                  Exhibit 4.2(b)

                                   AMENDMENT

                  AMENDMENT (this "Amendment"), dated as of October 21, 1996, among Interstate Hotels Company, Interstate Hotels Corporation and the lending institutions party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :

                  WHEREAS, the Borrower, Holdings, the Banks and Credit Lyonnais New York Branch as Administrative Agent are parties to the Credit Agreement, dated as of June 25, 1996 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

                  WHEREAS, Holdings and the Borrower have requested that the Banks agree to amend certain provisions of the Credit Agreement, and the Banks are willing to amend such provisions, subject to and on the terms and conditions set forth herein;

                  NOW THEREFORE, it is agreed:

                  1.  The Credit Agreement is hereby amended as follows:

                  (a) The phrase "Term Facility or the Revolving Facility" in the first sentence of Section 1.01 is changed to read "Term Facility, the Revolving Facility or the Additional Term Facility".

                  (b) All references to "Term Loan" or "Term Loans" in Sections 1.01(a), 1.05(a), 1.05(b), 1.07 and 1.09(a)(vi) shall be changed to refer to "Term A Loan" or "Term A Loans", respectively.

                  (c) A new clause (c) is added to Section 1.01 to read:

                           "(c) Loans under the Additional Term Facility (each
                  a "Term B Loan" and, collectively, the "Term B Loans"): (i) shall be made pursuant to a single Borrowing on the Amendment Date; (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Term B Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term B Loans of the same Type; and (iii) shall not exceed in initial aggregate principal amount for any Bank the Additional Term Commitment, if any, of such Bank as in effect on the Amendment Date. Once repaid, Term B Loans borrowed hereunder may not be reborrowed."

                  (d) Section 1.02 is amended by changing the reference to "eight" therein to read "12".

                  (e) Section 1.05(a) is amended by (i) deleting the "and" immediately prior to "(ii)" therein and (ii) inserting at the end of said Section the following:

                  "and (iii) if Term B Loans, by a promissory note substantially in the form of Annex A to the Amendment with blanks appropriately completed in conformity herewith (each an "Additional Term Note" and, collectively, the "Additional Term Notes")."

                  (f) Section 1.05 is further amended by renumbering clause (d) as clause (e) and inserting a new clause (d) to read:

                           "(d) The Additional Term Note issued to a Bank
                  shall: (i) be executed by the Borrower; (ii) be payable to the order of such Bank and be dated the Amendment Date; (iii) be in a stated principal amount equal to the Additional Term Commitment of such Bank (or in the case of a new Note issued pursuant to Section 12.04, the Term B Loans evidenced thereby at the time of issuance) and be payable in the principal amount of Term B Loans evidenced thereby; (iv) mature on the TF Maturity Date; (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory repayment as provided in Section 4.02; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents."

                  (g) Section 1.06 is amended by inserting immediately prior to the reference to Base Rate Loans in clause (i) thereof the phrase "Term B Loans or Revolving Loans that are".

                  (h) Section 1.09(a) is amended by (x) inserting at the end of the first sentence thereof the phrase ", subject to the provisions of clause (iv) of the next sentence" and (y) deleting all of clause (iv) of the second sentence thereof and inserting in lieu thereof:

                           "(iv) subject to the foregoing clauses (i) through
                  (iii), only a PSD Interest Period shall be available to be selected prior to the Syndication Date for all Term B Loans and Revolving Loans, with all Term B Loans constituting Eurodollar Loans during said period to be outstanding pursuant to a single Borrowing and all Revolving Loans constituting Eurodollar Loans during said period to be outstanding pursuant to a single Borrowing, with both such Borrowings to commence and end on the same day."

                  (i) Section 1.09(a) is further amended by renumbering clause
         (vii) as clause (viii) and inserting a new clause (vii) to read:

                           "(vii) no Interest Period with respect to any
                  Borrowing of Term B Loans may (x) extend beyond any date upon which a Scheduled Repayment is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term B Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term B Loans permitted to be outstanding after such Scheduled Repayment or
                  (y) extend beyond the TF Maturity Date; and"

                  (j) Section 3.03(c) is amended by changing the reference to "$5,000,000" therein to read "$10,000,000".

                  (k) Section 4.01 shall be amended by adding after the phrase "Section 4.01" in clause (iv) thereof the phrase "shall be applied to the Term A Loans and the Term B Loans pro rata among same and".

                  (l) Section 4.02(A)(f) is amended by (x) replacing the "and" in the second parenthetical contained therein with a comma and (y) adding immediately after the word "employees" contained in such parenthetical the phrase "and (iii) Excluded Proceeds".

                  (m) Section 4.02(A) is further amended by adding a new clause
         (k) to read:

                           "(k) On each date set forth below the Borrower shall
                  be required to repay the principal amount of Term B Loans as is set forth opposite such date (each such repayment, also a "Scheduled Repayment"):

                  Scheduled Repayment Date                    Amount
                   March 26, 1997                      $  650,000
                   June 26, 1997                          650,000
                   September 26, 1997                   1,300,000
                   December 26, 1997                    1,300,000
                   March 26, 1998                       1,300,000
                   June 26, 1998                        1,300,000
                   September 26, 1998                   2,000,000
                   December 26, 1998                    2,000,000
                   March 26, 1999                       2,000,000
                   June 26, 1999                        2,000,000
                   September 26, 1999                   3,300,000
                   December 26, 1999                    3,300,000
                   March 26, 2000                       3,300,000
                   June 26, 2000                        3,300,000
                   September 26, 2000                   4,600,000
                   December 26, 2000                    4,600,000
                   March 26, 2001                       4,600,000
                   June 26, 2001                        4,600,000
                   September 26, 2001                   5,300,000
                   December 26, 2001                    5,300,000
                   March 26, 2002                       5,300,000
                   June 26, 2002                        5,300,000
                   September 26, 2002                   6,000,000
                   December 26, 2002                    6,000,000
                   March 26, 2003                       6,000,000
                   TF Maturity Date                    14,700,000"

                  (n) Section 6.05(a) is amended by adding at the end of the last sentence thereof the phrase "provided that the proceeds of Revolving Loans may not be utilized to fund payments under the guaranty of the Borrower permitted by Section 8.04(f)(C) hereof".

                  (o) Section 8.02(d) is amended to add after the phrase "15 days prior to the date of such acquisition" the phrase "other than the New Partnership Acquisition".

                  (p) Section 8.04 of the Credit Agreement is amended by (i) deleting the "and" prior to clause (B) in subsection 8.04(f) and inserting at the end of such subsection the phrase "and (C) the Borrower constituting a guaranty of the lease obligations of New Partnership at any time prior to its becoming a Subsidiary Guarantor";
         (ii) adding after the reference to "$70,000,000" in subsection 8.04(g) the phrase "or, in the case of Non-Recourse Debt in excess of $50,000,000, $110,000,000"; (iii) changing the reference to
         "$50,000,000" in subsection 8.04(g) to read "$100,000,000"; (iv)
         deleting the "and" after subsection 8.04(h) and inserting "; and" in lieu of the period at the end of subsection 8.04(i); and (v) inserting a new subsection 8.04(j) to read:

                           "(j) Permitted Subordinated Debt."

                  (q) Section 8.06(b) is amended by (i) adding immediately after the phrase "Capitalized Lease Obligations" therein the phrase "and NP Lease Obligations" and (ii) changing the reference to "$2,500,000" therein to read "$4,000,000".

                  (r) Section 8.08 is amended to add at the end thereof the phrase "and provided that the Interests Exchange will not violate this Section".

                  (s) Section 8.14 is amended by (x) adding an "(A)" immediately prior to "Holdings" at the beginning of such Section, (y) adding "; and" immediately after "2.25:1" and inserting the following:

                  "(B) Holdings will not permit the Adjusted Debt Service Coverage for any Test Period to be less than 1.50:1."

                  (t) Section 8.10 is amended by (a) changing the heading to read "Leverage Ratios"; (b) inserting "(a)" prior to "The Borrower";
         (c) inserting "Senior" prior to "Total Indebtedness"; and (d) adding a new clause (b) to read:

                  "(b) The Borrower will not permit the ratio of (i) Modified Total Indebtedness as of a date set forth below to (ii) EBITDA for the Test Period ended on such date to be greater than the ratio set forth opposite such date below:

                  Date                                                 Ratio
                  December 31, 1996, March 31,
                  June 30, September 30 and

                  December 31, 1997                                    5.25:1

                  March 31, June 30, September 30 and
                  December 31, 1998, March 31, June 30,
                  September 30 and December 31, 1999                   5.00:1

                  March 31, June 30, September 30 and
                  December 31, 2000, March 31, June 30,
                  September 30 and December 31, 2001                   4.75:1

                  March 31, June 30, September 30
                  and December 31, 2002                                4.50:1

                  March 31, 2003 and each
                  fiscal quarter thereafter                            4.25:1

                  (u) Section 8.13 is amended by adding at the end thereof a phrase to read:

                  "plus (z) 60% of each increase to the Consolidated Net Worth of Holdings resulting from each public offering of the common stock of Holdings after the Amendment Date".

                  (v) Section 8.15 is amended by adding at the end of the first sentence thereof the phrase "provided that New Partnership may become a Subsidiary pursuant to the New Partnership Acquisition even though it will not be at such time a Wholly-Owned Subsidiary or a Specified Subsidiary".

                  (w) Section 10 is amended as follows:

                            (I) the definition of Eurodollar Rate is amended by
                  adding after the phrase "clause (i)" therein the phrase "and, in any event, in respect of the Eurodollar Rate to apply to a PSD Interest Period".

                            (II) the definition of Facility is amended by
                  changing the phrase "either" to "any" and adding after the phrase "Term Facility" the phrase ", the Additional Term Facility".

                           (III) the definition of "Note" shall be amended in
                  its entirety to read:

                                    "Note" shall mean and include each Term
                            Note, each Additional Term Note and each Revolving Note.

                            (IV) the definition of NRD Borrower and NRL
                  Subsidiary are each amended by changing the phrase "corporation (i) all of the capital stock of which "in each thereof to read "corporation or limited liability company (i) all of the capital stock or ownership interests of which".

                             (V) the definition of Permitted Acquisition is
                  amended by adding at the end thereof the phrase "and provided that, in any event, the New Partnership Acquisition shall constitute a Permitted Acquisition".

                            (VI) the definition of PSD Interest Period is
                  amended in its entirety to read:

                                    "PSD Interest Period" shall mean an
                                Interest Period for any Term B Loans or
                                Revolving Loans commenced prior to the
                                Syndication Date that satisfies the
                                requirements of Section 1.09(a)(iv) and (y) is 15 days in length, provided that the final PSD Interest Period shall be such shorter or longer period as is necessary to end on the 26th day of the month in which the Syndication Period ends (as selected by the Administrative Agent).

                           (VII) the definition of Scheduled Repayment is
                  amended by adding the phrase "and in Section 4.02(A)(k)" at the end thereof.

                          (VIII) the definition of Specified Asset sale is
                  amended by deleting the phrase "Initial Borrowing Date" and inserting in lieu thereof the date "October 25, 1996".

                          (IX) the definition of Syndication Date is amended in
                  its entirety to read:

                                    "Syndication Date" shall mean the earlier
                          of (x) the date which is 60 days after the Amendment Date and (y) the date upon which the Administrative Agent determines in its sole discretion

                          (and notifies the Borrower) that the primary syndication of the Additional Loans and Incremental Revolving Commitments has been completed.

                          (X) the definition of Term Loan is amended in its
                  entirety to read:

                                    "Term Loans" shall mean the Term A Loans
                          and for all purposes of this Agreement other than
                          Section 4.02(A)(c) and the Term Notes, the Term B
                          Loans.

                          (XI) the following new definitions are added in
                  appropriate alphabetical order:

                                    "Additional Term Commitment" shall mean for
                           each Bank listed on Annex B to the Amendment the amount set forth opposite its name on such Annex B under the heading "Additional Term Commitment", which Commitment shall terminate on the Amendment Date after the making of the Term B Loans.

                                    "Additional Term Facility" shall mean the
                           Facility evidenced by the Additional Term
                           Commitment.

                                    "Additional Term Note" shall have the
                           meaning provided in Section 1.05(a).

                                    "Adjusted Debt Service Coverage Ratio"
                           shall mean, for any Test Period, the ratio of (x) Adjusted EBITDA to (y) Adjusted Total Debt Service, in each case for such Test Period.

                                    "Adjusted EBITDA" shall mean for any
                           period, the sum of (x) EBITDA for such period plus
                           (y) Total Lease Expense for such period to the extent deducted in determining such EBITDA.

                                    "Adjusted Total Debt Service" shall mean,
                           for any period, the sum of (x) Total Debt Service for such period plus (y) Total Lease Expense for such period.

                                    "Amendment" shall mean the Amendment dated
                           as of October 21, 1996 to this Agreement.

                                    "Amendment Date" shall mean the date on
                           which the Amendment became effective in accordance with its terms.

                                    "Companies" shall mean and include Trust
                           Leasing, Inc. and Trust Management, Inc., each a Tennessee corporation.

                                    "Excluded Proceeds" shall mean the net cash
                           proceeds, if any, of up to $200 million from a public issuance of common equity by Holdings effected after the Amendment Date and prior to January 15, 1997.

                                    "GP" shall have the meaning provided in the
                           definition of New Partnership Acquisition.

                                    "Interests Exchange" shall mean the
                           exchange or exchanges of the Companies' limited partnership interests in New Partnership for common stock of Holdings as provided for in the NP Acquisition Documents.

                                    "Modified Senior Total Indebtedness" shall
                           mean at any time (x) Modified Total Indebtedness at such time less (y) the outstanding principal amount of Permitted Subordinated Debt at such time.

                                    "New Partnership" shall mean a newly
                           created limited partnership in which the sole general partner shall be an indirect Wholly-Owned Subsidiary of the Borrower ("GP") and the sole limited partners shall be the Companies, or any successor thereto in which the Borrower and the Subsidiary Guarantors are the sole partners and/or shareholders.

                                    "New Partnership Acquisition" shall mean
                           and include (i) the acquisition of the sole general partnership interest in New Partnership by GP concurrently with the contribution by GP of approximately $500,000 of working capital to New Partnership; (ii) the acquisition of the sole limited partnership interests in New Partnership by the Companies concurrently with the contribution by the Companies to New Partnership of all of the management agreements, hotel leases and similar contracts and agreements of the Companies, which partnership interests shall be exchangeable, in whole or in part, at the option of the

                           Companies, for common stock of Holdings as provided for in the NP Acquisition Documents; (iii) the execution of a shareholders agreement among Holdings and the Companies providing, inter alia, for limitations on the sale of any common stock of Holdings obtained by the Companies pursuant to the Interests Exchange; (iv) the execution of a master lease agreement and other agreements between New Partnership and Equity Inns Partnership, L.P.; and
                           (v) the issuance of a guaranty by the Borrower of all of New Partnership's lease obligations; with all components of the New Partnership Acquisition to be effected pursuant to the NP Acquisition Documents.

                                    "NP Acquisition Documents" shall mean all
                           the agreements and related documents executed in connection with the consummation of all components of the New Partnership Acquisition provided that all thereof shall be reasonably satisfactory to the Administrative Agent.

                                    "NP Guaranty Commencement Date" shall mean
                           the date on which the Subsidiary Guaranty, Pledge Agreement and Security Agreement become effective with respect to New Partnership as set forth in the assumption agreements executed by New Partnership, i.e., the date, if any, on which New Partnership becomes a Wholly-Owned Subsidiary.

                                    "NP Lease Obligations" shall mean all
                           obligations of New Partnership and/or Crossroads Future Company, LLC (as lessee) under leases (including any master lease) with Equity Inns Partnership, L.P.

                                    "Permitted Subordinated Debt" shall mean
                           subordinated debt of the Borrower in an aggregate principal amount not to exceed $150 million, having no stated payment of principal due earlier than the first anniversary of the TF Maturity Date and otherwise issued on terms satisfactory to the Required Banks, provided that Permitted Subordinated Debt shall not be issued at any time in excess of that amount which could have been issued on the last day of the fiscal quarter then last ended without violating Section 8.10(b) on such date, with Modified Total Indebtedness determined on such date without any such subtraction for Non-Recourse Debt.

                                    "Term A Loan" shall have the meaning
                           provided in Section 1.01(a).

                                    "Term B Loan" shall have the meaning
                           provided in Section 1.01(a).

                                    "Total Lease Expense" shall mean, for any
                           period, total lease expense (excluding payments made under Capital Leases) of Holdings and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

                  (x) Section 12.12 is amended by changing the phrase therein "is to Section 4.02(A)(c)" to read "(x) is to Section 4.02(A)(c) and/or 4.02(A)(k), (y) would actually increase (as oppose to waiving reductions of) any Facility or add any new facility or (z) would increase the aggregate principal amount of Indebtedness permitted to be incurred pursuant to Section 8.04 by an amount greater than 15% of the aggregate principal amount of all Indebtedness permitted under
         Section 8.04 as of the Amendment Date."

                  2. On the Amendment Date the Total Revolving Commitment is increased by $100 million and Annex I to the Credit Agreement is amended to read as set forth in Annex B hereto.

                  3. It is agreed that (i) New Partnership shall be obligated to take all the actions required by the last sentence of Section 8.15 of the Credit Agreement on or promptly following the NP Guaranty Commencement Date and
(ii) the failure of GP to take all the actions specified in such last sentence to the satisfaction of the Agent within 10 Business Days following the Amendment Date shall constitute a default of Section 8.15.

                  4. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) all proceeds of the Term B Loans shall be used first to repay Non-Recourse Debt and a promissory note incurred and/or issued on or about October 10, 1996 in an aggregate amount equal to $30.1 million and second to repay outstanding Revolving Loans, (y) no Default or Event of Default exists on the Amendment Date (as defined below), after giving effect to this Amendment, and (z) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects on the Amendment Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Amendment Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  5. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  7. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

                  8. This Amendment shall become effective as of the date (the "Amendment Date") when the following conditions have been met to the satisfaction of the Agent:

                  (i) GP and New Partnership shall each have executed assumption agreements in the form of Annex C and Annex D, respectively, to this Amendment pursuant to which each becomes party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, it being understood the assumption agreement executed by New Partnership provides that the assumption provided for therein will not become effective until the NP Guaranty Commencement Date;

                 (ii) each of Holdings, the Borrower, Credit Lyonnais and the Required Banks shall have duly executed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office;

                (iii) each Bank with a Revolving Commitment that increases on the Amendment Date and/or an Additional Term Commitment shall have received a new Revolving Note in the amount of its new Revolving Commitment and/or an Additional Term Note in the amount of its Additional Term Commitment, as the case may be, executed by the Borrower;

                 (iv) the Administrative Agent shall have received an opinion for Jones, Day, Reavis & Pogue, special counsel to Holdings and its Subsidiaries, dated the Amendment Date, covering such matters related to this Amendment as reasonably requested by the Administrative Agent; and

                  (v) concurrently with the effectiveness of the Amendment, the Borrower shall have incurred Revolving Loans from all Banks with Revolving Commitments, pro rata on the basis of such Revolving Commitments as set forth on Annex B hereto, in an aggregate amount at least equal to the Revolving Loans outstanding after giving effect to the use of the proceeds of the Term B Loans.

                  9. From and after the Amendment Date, all references to the Credit Agreement in the Credit Agreement and the other Credit Documents shall be deemed to be references to such Credit Agreement as modified hereby.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                       INTERSTATE HOTELS COMPANY

                                       By /s/ J. WILLIAM RICHARDSON
                                         ----------------------------------
                                           Title: Executive Vice President


                                       INTERSTATE HOTELS CORPORATION

                                       By /s/ J. WILLIAM RICHARDSON
                                         ----------------------------------
                                           Title: Executive Vice President


                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                       Individually and as Administrative Agent

                                       By /s/ RICH ROHRBACH
                                         --------------------------------
                                           Title: Vice President


                                       PNC, BANK  NATIONAL ASSOCIATION,
                                       Individually, and as a Co-Agent

                                       By /s/ JAY C. BAKER
                                         --------------------------------
                                           Title: Vice President


                                       THE BANK OF NEW YORK,
                                       Individually, and as a Co-Agent

                                       By /s/ DAVID FOWLER
                                         --------------------------------
                                           Title: Vice President

                                       MASSACHUSETTS MUTUAL LIFE
                                        INSURANCE COMPANY

                                       By /s/ THOMAS FINNEY
                                         --------------------------------
                                           Title: Vice President, Secretary and
                                                  Associate General Counsel

                                       MITSUI LEASING (U.S.A.) INC.

                                       By /s/ MASATO UTSUMI
                                         --------------------------------
                                           Title: Masato Utsumi, President

                                       GIROCREDIT BANK AG DER
                                        SPARKASSEN, GRAND CAYMAN
                                        ISLAND BRANCH

                                       By /s/ JOHN REDDING
                                         --------------------------------
                                           Title:

                                       By /s/ RICHARD STONE
                                         --------------------------------
                                           Title:

                                       SOCIETE GENERALE

                                       By /s/ SEDARE CORADIN
                                         --------------------------------
                                           Title: Vice President

                                       VIA BANQUE

                                       By /s/ CHRISTEL PROT
                                         --------------------------------
                                           Title: Director


                                       By /s/ P. ARNOULT
                                         --------------------------------
                                           Title: Director

                                       STRATA FUNDING LTD.

                                       By /s/ GREGORY L. SMITH
                                         --------------------------------
                                           Title:

                                       CERES FINANCE LTD.

                                       By /s/ GREGORY L. SMITH
                                         --------------------------------
                                           Title:

                                       AERIES FINANCE LTD.

                                       By /s/ ANDREW WIGNALL
                                         --------------------------------
                                           Title: Director

                                       RESTRUCTURED OBLIGATIONS BACKED
                                       BY SENIOR ASSETS B.V.

                                       By Chancellor Senior Sercured
                                          Management, Inc as Portfolio Advisor

                                       By /s/ CHRISTOPHER A. BONDY
                                         --------------------------------
                                          Christopher A. Bondy
                                          Vice President

                                       KEYPORT LIFE INSURANCE COMPANY

                                       By Chancellor Senior Sercured
                                          Management, Inc as Portfolio Advisor

                                       By /s/ CHRISTOPHER A. BONDY
                                         --------------------------------
                                          Christopher A. Bondy
                                          Vice President

                                       MEDICAL LIABILITY MUTUAL
                                        INSURANCE COMPANY

                                       By Chancellor Senior Sercured
                                          Management, Inc as Investment Manager

                                       By /s/ CHRISTOPHER A. BONDY
                                         --------------------------------
                                          Christopher A. Bondy
                                          Vice President

                                       UNITED OF OMAHA LIFE INSURANCE
                                        COMPANY

                                       By Chancellor Senior Sercured
                                          Management, Inc as Portfolio Advisor

                                       By /s/ CHRISTOPHER A. BONDY
                                         --------------------------------
                                          Christopher A. Bondy
                                          Vice President

                                       CAPTIVA FINANCE LTD.

                                       By /s/ GREGORY L. SMITH
                                         --------------------------------
                                           Title: Director

                                       ARAB BANK PLC

                                       By /s/ PETER BOYADJIAN
                                         ----------------------------------
                                           Title: Executive Vice President
                                                  and Branch Manager

                                       CIBC INC.

                                       By /s/ PAUL J. CHAKMAK
                                         --------------------------------
                                           Paul J. Chakmak
                                           Title: Director, CIBC Wood Gundy
                                           Securities Corp., AS AGENT

                                                                         ANNEX A

                          FORM OF ADDITIONAL TERM NOTE

$________________                                            New York, New York
                                                                 ____ ___, 1996

                  FOR VALUE RECEIVED, INTERSTATE HOTELS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Credit Lyonnais, New York Branch (the "Administrative Agent") located at 1301 Avenue of the Americas, New York, New York 10019, on the TF Maturity Date (as defined in the Agreement) the principal sum of _______________ DOLLARS ($_____________) or, if less, the then unpaid principal amount of all Term B Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount of each Term B Loan made by the Bank in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Additional Term Notes referred to in the Credit Agreement, dated as of June 25, 1996, among Interstate Hotels Company, the Borrower, the financial institutions from time to time party thereto (including the Bank) and Credit Lyonnais New York Branch, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to mandatory repayment prior to the TF Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                        INTERSTATE HOTELS CORPORATION

                                        By
                                         --------------------------------
                                            Title:

                                                                         ANNEX B


                                                                         ANNEX I

                                                                 Revolving
Bank                                                             Commitment
----                                                             ----------

Credit Lyonnais                                              $142,372,881.36
  New York Branch

PNC Bank, N.A.                                                 11,864,406.78

The Bank Of New York                                           11,864,406.78

Arab Bank PLC                                                   5,084,745.76

Mitsui Leasing (U.S.A.) Inc.                                    5,084,745.76

Girocredit Bank Ag Der Sparkassen                               3,389,830.51
Grand Cayman Island Branch

CIBC                                                            8,474,576.27

Societe Generale                                                8,474,576.27

Via Banque                                                      3,389,830.51
                                                             ---------------
TOTAL REVOLVING COMMITMENT                                   $200,000,000.00